Loan agreement with RDS

LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT (AGREEMENT) AND PROMISSORY NOTE is made this 31st day of March, 2012 by and between **Reliability Design Services Incorporated**, (LENDER) a Corporation organized under the laws of the State of California, and headquartered at 1206 Villa Cortona Way, San Jose, CA, 95125 USA, and **Vyrian Incorporated USA**, (BORROWER) a Corporation headquartered at 10101, Southwest Freeway, Suite 400 Houston, Texas, USA. BORROWER and LENDER shall collectively be known herein as "the Parties." In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

A. **Terms.** Lender provided periodical cash advances for the period ending March 31, 2012 amounting to $13,238.01 to support the necessary business operations of the Borrower. The said amount of $13,238.01 is in the form of a short term loan.

B. **Responsibility.** Borrower promises to repay the Lender within 12 months of effective date, all amounts disbursed by the Lender for the business operations of the Borrower, at an interest rate of 9% per annum. The Borrower understands that it is responsible for paying back the full amount of the loan disbursed under this agreement including any accrued interest.

C. **Repayment Guidance.** Borrower agrees to repay the loan amount in full prior to December 31, 2012 and agrees to remit the first loan installment of $1,891.15 plus interest ($170.20) on or before June 1, 2012. Additional installments of $1,891.15 plus interest ($170.20) are subject to the following repayment and remittance schedule:

Loan Summary	
Total Principal Due	$13,238.01
Total Interest Due	*$1,191.42*
Total Repayment, plus interest	**$14,429.43**

Remittance Date (2012)	Total Payment Due (Includes 9% interest)
June 1	$2,061.35
July 2	$2,061.35
August 1	$2,061.35
September 3	$2,061.35
October 1	$2,061.35
November 1	$2,061.35
December 3	$2,061.35

D. **Method of Loan Payment.** The BORROWER shall make all payments under this loan agreement in cash or check and no other negotiable instrument. Payments shall be remitted to the following address:

Reliability Design Services
1206 Villa Cortona Way
San Jose, CA, 95125

Default. The occurrence of any of the following events shall constitute a Default by the Borrower of terms of this loan agreement and promissory note:

1. Borrower's failure to pay any amount due as principal or interest on the date required under this loan agreement.
2. Borrower seeks an order of relief under the Federal Bankruptcy laws.
3. Borrower becomes insolvent.
4. A federal tax lien is filed against the assets of the Borrower.

If for any reason the Borrower fails to make any payment on time, Borrower shall be in default. There shall be imposed upon the Borrower a 2% penalty for any late payment computed upon the amount of any principal and interest whose payment to Lender is overdue under this loan agreement and for which Lender has delivered a notice of default to the Borrower. The Lender may also exercise the right to require immediate payment of the entire remaining unpaid balance of the loan without giving any further notice.

Delivery of written notice by LENDER to BORROWER at the BORROWER's abovementioned address via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery.

E. **Jurisdiction.** This Agreement shall be interpreted under and governed by the laws of the state of Texas.

Loan agreement with RDS

IN WITNESS WHEREOF and acknowledging acceptance of the foregoing, BORROWER and LENDER affix their signatures hereto:

BORROWER	**LENDER**
T. K. Sivasothy	[signature]
Authorized Signature	Authorized Signature
TONY SIVASOTHY	BHARAT JAGANI
Print Name	Print Name
CFO	DIRECTOR
Title	Title
03-31-12	03-31-12
Date:	Date: